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                                                                    Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 27, 2005, except for Note 22, which is as of May 24, 2005, relating to the consolidated financial statements of Builders FirstSource, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts", "Summary of Historical Financial Information and Other Data" and "Selected Historical Consolidated Financial Information" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
June 3, 2005